UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MobileIron, Inc.

490 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MOBL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders

This Current Report on Form 8-K/A is being filed to update the Current Report on Form 8-K of MobileIron, Inc. (the “Company”) filed on June 26, 2020. The sole purpose of this amendment is to provide the Company’s decision on the frequency of holding a stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-on-Pay Vote”), based on the results of the voting at the Company’s Annual Meeting of Stockholders held on June 23, 2020 (the “Annual Meeting”).

At the Annual Meeting, the Company’s stockholders approved, on an advisory basis, the option of holding of the Say-on-Pay Vote every one year. In light of this vote, the Board of Directors of the Company (the “Board”) determined that it will hold the Say-on-Pay Vote every year until the Board decides to hold the next stockholder advisory vote on the frequency of Say-on-Pay Votes, which is required to occur no later than the Company’s Annual Meeting of Stockholders in 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: July 31, 2020
	By:	/s/ Andrew Hallin
Andrew Hallin
General Counsel